Exhibit 10.4
AMENDMENT No. 3
TO
FLEXTRONICS MANUFACTURING SERVICES AGREEMENT
This Amendment No. 3 (“Amendment”) is entered into as of September 30, 2011 (“Effective Date”), by and between Aruba Networks Inc. (formerly known as Aruba Wireless Networks), having its place of business at 1322 Crossman Avenue, Sunnyvale, California 94089 (“Aruba”), Aruba Networks International Ltd., having its place of business at Building 1000, Citygate, Mahon, Cork, Ireland (“Aruba International”) and Flextronics Sales & Marketing North Asia (L) Ltd., having its place of business at Level 1, Lot 7, Block F, Sequking Commercial Building, Jalan, Patau-Patua, 8700 Labaun, F.T., Malaysia (“Flextronics”).
WHEREAS, Aruba and Flextronics entered into the Flextronics Manufacturing Services Agreement, dated January 1, 2005, as subsequently amended, (the “Agreement”), pursuant to which Aruba engaged Flextronics to perform certain manufacturing services. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.
WHEREAS, on November 20, 2006, Aruba Wireless Networks, Inc. filed a certificate of amendment to its Amended and Restated Certificate of Incorporation with Delaware changing its name to Aruba Networks, Inc.
WHEREAS, Aruba International, a wholly owned subsidiary of Aruba, desires to become a party to the Agreement to enable it to operate under the terms and conditions of the Agreement.
WHEREAS, Aruba and Flextronics desire to amend the Agreement to include Aruba International as a party to the Agreement.
WHEREAS, pursuant to Section 10.3 of the Agreement, the Agreement may be amended by written consent of Aruba and Flextronics.
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Amendment. The Agreement is hereby amended to include Aruba International as a party to the Agreement to enable it to operate under the terms and conditions of the Agreement. Upon the execution of this Amendment, all references in the Agreement to “Aruba” shall be deemed to refer to both Aruba and Aruba International.
2. Aruba International Acknowledgement. By executing this Amendment, Aruba International hereby acknowledges and agrees that it will be deemed a party to the Agreement, as if originally named therein, and shall enjoy all the rights granted to Aruba under the Agreement and shall be subject to all of the terms and conditions of Aruba under the Agreement. Aruba International agrees to perform and observe all of the obligations and covenants of “Aruba” under the Agreement.
3. Liability, Joint and Several Liability. The addition of Aruba International as a party to the Agreement shall not release Aruba from any liability or obligation under the Agreement. Aruba and Aruba International shall be held jointly and severally liable to Flextronics for any and all liabilities, obligations and covenants of either Aruba or Aruba International under the Agreement. By way of example and for avoidance of doubt, if Aruba International incurs any liability, breaches any covenant or fails to comply with any provision of the Agreement, Flextronics may seek the appropriate remedy from either Aruba International or Aruba or both.

4. Miscellaneous.
a. Entire Agreement. Except as amended herein, the Agreement shall remain in full force and effect.
b. Priority in Interpretation. This Amendment is made part of and subject to the Agreement. If any conflict should arise between the terms of this Amendment and the Agreement, this Amendment will govern solely with respect to the subject matter hereof.
c. Controlling Law. Provisions regarding dispute resolution, waiver of jury trial and controlling law for this Amendment shall be in accordance with Sections 10.10 and 10.13 of the Agreement.
d. Counterparts. This Amendment may be executed in any number of counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the Effective Date.

ARUBA NETWORKS INC.		ARUBA NETWORKS INTERNATIONAL LTD.

By:	/s/ Alexa King	By:	/s/ Anthony Ruiseal
	Name: Alexa King		Name: Anthony Ruiseal
	Title: General Counsel		Title: Company Director
	Aruba Networks, Inc.		October 21, 2011
1344 Crossman Ave.
Sunnyvale, CA 94089

FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD.

By:	/s/ Manny Marimuthy
Name: Manny Marimuthy
Title: Director